ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is made and entered into as of this ___ day of ________, 2008 (the "Effective Date"), by and among Sovereign Wealth Corporation, a Delaware corporation ("Buyer"), eAccounts, Inc., a California corporation ("Seller"), and Matthew Pirvul, an individual and the sole shareholder of Seller ("Shareholder").

RECITALS

A.

Seller owns and operates (i) a credit and debit card processing business that, among other things, enables consumers to make credit and debit card payments via their mobile phones in a secure manner, using the banking payment infrastructure and via all of the mobile phone networks in the United States of America and (ii) a digital marketing platform which enables digitized content to be delivered to mobile phone users (collectively, the "Business").

B.

Seller desires to sell and Buyer desires to purchase certain assets of Seller used in the Business in accordance with the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants contained herein it is agreed as follows:

1.

Defined Terms.  In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the terms set forth below shall have the respective meanings set forth below.

"Affiliate" shall have the meanings ascribed to such term in Rule 12b 2 of the Exchange Act.

"Assignment and Assumption Agreement" means the assignment and assumption agreement substantially in the form attached hereto as Exhibit A.

"Bill of Sale" means the bill of sale substantially in the form attached hereto as Exhibit B.

"Business Day" means any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of San Diego, California.

"Code" means the Internal Revenue Code of 1986, as amended.

"Consent" means any consent, approval, authorization, waiver, permit, easement, variance, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including, but not limited to, any Governmental Authority.

"Contract" means any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind.

"Closing Date" means June 30, 2008, or such other date as Seller and Buyer shall agree.

"Customer Records" means all of the customer files, customer histories, and customer records associated with the Business.

"Effective Time" means 12:01 a.m. Pacific Time on the Closing Date.

"Employee Plans" means "employee benefit plans" (as defined in ERISA), all plans or policies providing for "fringe benefits" (including, but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) is or has been established, maintained or contributed to by Seller or any ERISA Affiliate or with respect to which Seller or any ERISA Affiliate has any Liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, manager, former officer, former employee, former director, or former manager of Seller or any ERISA Affiliate, or any dependent thereof, regardless of whether funded.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any corporation, trade or business the employees of which, together with the employees of Seller, are required to be treated as employed by a single employer under the provisions of ERISA or Sections 414(b) or (c) of the Code.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Intellectual Property" means any and all United States and non-United States (i) patents (including design patents, industrial designs and utility models), patent applications, patent disclosures awaiting filing determination, inventions and improvements thereto; (ii) trademarks, service marks, domain names, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (iii) copyrights (including software) and registrations thereof; (iv) inventions, processes, designs, formulae, procedures, source codes, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications, confidential business information, and other proprietary knowledge, including all flow charts, notes, and outlines relating thereto; (v) mask work and other semiconductor chip rights and registrations thereof; (vi) intellectual property rights similar to any of the foregoing; and (vii) copies and tangible embodiments of any of the foregoing relating thereto (in whatever form or medium, including electronic media).

"Intellectual Property Assignment" the intellectual property assignment substantially in the form attached hereto as Exhibit C.

"GAAP" means generally accepted accounting principles in the United States as in effect on the date or for the period with respect to which such principles are applied.

"Governmental Authority" means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

"Knowledge" means (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

"Liability" or "Liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Lien" means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

"Material Adverse Effect" means any material adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity.

"Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof.

"Proceeding" means an action, claim, demand, suit, proceeding, litigation, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity (including actions or proceedings seeking injunctive relief).

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Taxes" means all taxes (whether United States federal, state, local or other non-United States) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

"Transaction Documents" means this Agreement and all other agreements, instruments, certificates or documents to be delivered pursuant to Section .

2.

Assets to be Purchased.

2.1

Purchased Assets.  Subject to the terms and the conditions set forth in this Agreement, on the Closing Date, Seller shall sell, transfer and assign to Buyer, and Buyer agrees to purchase, receive and accept from Seller, free and clear of all Liens, all of Seller's right, title and interest of every kind and nature in and to all of the assets and properties owned or leased by Seller set forth on Schedule 2.1 (collectively, the "Purchased Assets"):

2.2

Excluded Assets.  Other than the Purchased Assets, all of Seller's right, title and interest of every kind and nature in and to all of the assets and properties owned or leased by Seller as of the Effective Time that are used in, beneficial to, incidental to, resulting from, related to or otherwise associated with the Business as conducted by Seller, whether tangible, intangible, personal or real and wherever located and by whomever possessed, shall remain Seller's property.

3.

Liabilities.

3.1

Assumed Liabilities.  Subject to the terms and conditions set forth herein, and as additional consideration for the sale of the Purchased Assets by Seller to Buyer, at the Closing, Buyer shall assume, and shall from the Closing Date thereafter pay, perform and discharge all of the following Liabilities of Seller arising or accruing after the Effective Time, but no other Liabilities (collectively, the "Assumed Liabilities"):

3.1.1

any and all Liabilities under all Contracts included in the Purchased Assets, but only to the extent such Contracts are actually assigned to Buyer or Buyer otherwise becomes entitled to rights and benefits thereunder (excluding any Liability relating to or arising out of such Contracts as a result of (a) any transaction, status, event, condition, occurrence or situation existing, occurring or arising on or prior to the Effective Time; provided, however, for purposes of clarity, any regularly scheduled payments due or to become due after the Effective Time under such Contract shall be an Assumed Liability, (b) any breach of such Contract occurring on or prior to the Effective Time, (c) any violation of law, breach of warranty, tort or infringement occurring on or prior to the Effective Time, or (d) any Proceeding with respect to (a), (b) or (c));

3.1.2

any Liability to Seller's customers incurred by Seller in the ordinary course of business for nondelinquent orders outstanding as of the Effective Time reflected on the Seller's books (other than any Liability arising out of or relating to breach that occurred prior to the Effective Time); and

3.1.3

any Liability to Seller's customers under written warranty agreement given by Seller to its customers in the ordinary course of business prior to the Effective Time (other than any Liability arising out of or relating to breach that occurred prior to the Effective Time).

3.2

Excluded Liabilities.  Notwithstanding the provisions of Section  or any other provision hereof or any schedule or exhibit hereto, and regardless of any disclosure to Buyer, Buyer shall not assume any Liabilities of Seller other than the Assumed Liabilities.  The Liabilities retained by Seller (the "Excluded Liabilities") shall include, without limitation:

3.2.1

Except as otherwise provided in Section , Seller's Liabilities for any claims (whenever made) arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation existing, arising or occurring (i) in connection with the ownership or operation of the Business or the Seller's assets on or prior to the Effective Time or (ii) in connection with Seller's or its Affiliates' businesses or activities at any time prior to or on the Effective Time;

3.2.2

Liabilities with respect to all Taxes of Seller relating to the ownership or operation of the Business or the Purchased Assets on or prior to the Effective Time (including, without limitation, any payroll taxes and any other operating business taxes) and all Taxes of Seller arising out of or relating to any of the transactions contemplated hereby;

3.2.3

any and all Liabilities with respect to any current or former employee, independent contractor, or consultant employed or engaged in the operation of the Business or the beneficiaries or dependents of any such Person (collectively, "Employees") or Employee Plan, including, without limitation, any and all Liabilities relating to or arising in connection with or as a result of (i) the employment or the actual or constructive termination of employment of any Employee by Seller (including, without limitation, any termination of employment in connection with the consummation of the transactions contemplated by this Agreement), (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Employee Plan or other or arrangement of Seller, (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including, without limitation, deferred compensation), (iv) any and all retention, change in control or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement, or (v) contributions, premiums, duties and liabilities relating to any Employee Plan;

3.2.4

Liabilities of Seller for costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby;

3.2.5

any Liability of Seller to indemnify any person by reason of the fact that such person was a director, officer, employee or agent of Seller or an Affiliate of Seller or was serving at the request of a Seller as a partner, trustee, director, officer, employee or agent of another person (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to statute, charter document, bylaw, agreement or otherwise);

3.2.6

Liabilities of Seller under or pursuant to the Transaction Documents;

3.2.7

Liabilities arising out of or relating to the Excluded Assets;

3.2.8

any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation or execution of this Assignment or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding between the claimant and Seller or any of its agents or representatives; and

3.2.9

any Liabilities not specifically assumed by Buyer hereunder.

4.

Consideration.  As consideration for its purchase of the Purchased Assets, Buyer shall issue and deliver to Seller, 10,000,000 shares of Buyer's common stock (the "Shares").

5.

Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall, subject to the conditions hereof, occur on the Closing Date by facsimile transmission of the documents to be delivered pursuant to Sections  and . If the Closing shall occur, it shall be deemed to be effective as of the Effective Time.

5.1

Buyer's Closing Deliveries. On the Closing Date, Buyer shall deliver the following to Seller:  a certificate representing 10,000,000 shares of common stock of Buyer issued in the name of Seller;  the Assumption Agreement executed by Buyer;  the Intellectual Property Assignment executed by Buyer; and  such other documents as Seller may reasonably request.

5.2

Seller's Closing Deliveries. On the Closing Date, Seller shall deliver the following to Buyer:  the Bill of Sale executed by Seller;  the Intellectual Property Assignment executed by Seller and  such other documents as Buyer may reasonably request.

6.

Representations and Warranties of Seller.  Seller and Shareholder jointly and severally hereby represent and warrant to Buyer as follows:

6.1

Organization and Qualification.  Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.  Seller is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.  Seller has no subsidiaries and is not a participant in any joint venture, partnership, or similar arrangement.

6.2

Authorization.  Seller and Shareholder each has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

6.3

Validity and Effect of Agreement.  This Agreement has been duly and validly executed and delivered by Seller and Shareholder and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Seller and Shareholder, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

6.4

No Conflict.  Neither the execution and delivery of this Agreement by Seller or Shareholder, nor the performance by Seller or Shareholder of their obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with the certificate of incorporation or bylaws of Seller; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Seller or Shareholder, or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Seller or Shareholder, or result in the creation or imposition of any Lien upon any properties, assets or business of Seller or Shareholder under, any Contract or any order, judgment or decree to which Seller or Shareholder is a party or by which it or he or any of its or his assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

6.5

Consents.  The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not, require any Consent with respect to Seller except where the failure to obtain such Consent , would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller, or would not prevent or materially delay consummation of the transactions contemplated hereby or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

6.6

Capitalization.  Shareholder is the record and beneficial owner of all outstanding shares of capital stock of Seller.  There are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from Seller any shares of capital stock of Seller and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of Seller or under which Seller is, or may become, obligated to issue any of its securities.  All shares of capital stock of Seller outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.

6.7

No Restriction on Transfer.  There are no current or past creditors of Seller to whom any law, rule or regulation requires the delivery of notice or from whom any form of consent is required in conjunction with undertaking the transactions contemplated by this Agreement.  No bulk sale/transfer statute or law applies to the transaction contemplated hereby and Buyer will suffer no loss, cost or expense because of the non-compliance of the parties hereto with any bulk sale/transfer statute or law.

6.8

Title to Assets; Liens; Sufficiency.  Seller has good and marketable title to, or a valid leasehold interest in, as the case may be, and the legal right to use, all of the Purchased Assets, free and clear of any Liens.  The Purchased Assets constitute all of the properties and assets required to operate the Business as currently conducted, and are sufficient for the continued conduct of the Business immediately after the Effective Time in substantially the manner conducted prior to the Effective Time.  Except as set forth on Schedule 6.8, all of the Purchased Assets are fully paid for and no Liabilities exist, and, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in a Liability, including without limitation any liabilities for foreign, federal, state, local or other taxes (including deficiencies, interest and penalties), that relate to the Purchased Assets.

6.9

Intentionally Omitted.

6.10

Intentionally Omitted.

6.11

Intellectual Property.

6.11.1

The Intellectual Property included in the Purchased Assets and owned or used by Seller immediately prior to Effective Time will be owned or available for use on identical terms and conditions immediately subsequent to the Effective Time.

6.11.2

(i) Seller owns and possesses all right, title and interest in and to, or has a valid and enforceable right to use, the Intellectual Property included in the Purchased Assets, to its knowledge, free and clear of all Liens; (ii) no written claim, demand, or notice by any Person has been made or given and no Proceeding is pending or threatened in writing (A) contesting or challenging the validity, enforceability, use or ownership of any of such Intellectual Property, or asserting that Seller is infringing upon the Intellectual Property of any other Person (including, without limitation, demanding or requesting that Seller license rights from a third party), (B) asserting that Seller is required to pay any royalty, license fee, charge or other amount with regard to any such Intellectual Property, or (C) claiming that any default exists under any license or similar agreement or arrangement to which Seller is a party, either as licensee or licensor, for such Intellectual Property; (iii) the Intellectual Property included in the Purchased Assets comprises all proprietary rights necessary for the operation of the Business as currently conducted in all material respects, (iv) to its knowledge, Seller has not infringed, misappropriated or otherwise conflicted with any Intellectual Property of any third party, and Seller is not aware of any infringement, misappropriation or conflict that would occur as a result of the continued operation of the Business as currently conducted, and (vi) to the knowledge of Seller, the Intellectual Property included in the Purchased Assets owned by, issued to or licensed to Seller has not been infringed, misappropriated or conflicted by any third party.

6.11.3

Seller has not disclosed any of its trade secrets or confidential information to any third party.  All managers, officers, employees, agents, contractors and consultants of Seller who have access to proprietary or confidential information of Seller (or third party information which Seller is required to keep confidential) have executed and delivered to Seller an agreement regarding the protection of such information.  Except with respect to open source software, all managers, officers, employees, agents, contractors and consultants of Seller who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of Seller (or any of its predecessors in interest) either: (i) is a party to a "work-for-hire" agreement under which Seller is deemed to be the original owner/author of all property rights therein, or (ii) has executed an assignment or an agreement to assign in favor of Seller (or such predecessor in interest, as applicable) all right, title and interest in such material.  No current or prior manager, officer, employee, agent, contractor or consultant of Seller has asserted a claim to or any ownership interest in, and Seller is not aware of any grounds to assert a claim to or any ownership interest in, any Intellectual Property included in the Purchased Assets as a result of having been involved in the development of the property giving rise to such Intellectual Property while employed by or consulting to Seller or otherwise.

6.11.4

There are, and immediately after the Effective Time there will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on Seller's right to use the names and marks included in the Purchased Assets in the conduct of the Business.

6.12

Intentionally Omitted.

6.13

Intentionally Omitted.

6.14

Intentionally Omitted.

6.15

Litigation.  There is no Proceeding pending or threatened against Seller that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Seller, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

6.16

Taxes.  Seller has filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and Seller has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it.  No deficiency for a material Tax has been asserted in writing or otherwise, to Seller's Knowledge, against Seller or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith.  There are no material Liens for Taxes upon Seller's assets.

6.17

Books and Records.  The books and records, financial and others, of Seller are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

6.18

Compliance.  Seller is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  Seller has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect.  Seller does not, and is not require to, hold any permits, licenses or franchises from Governmental Authorities.

6.19

Intentionally Omitted.

6.20

Intentionally Omitted.

6.21

Intentionally Omitted.

6.22

Intentionally Omitted.

6.23

Intentionally Omitted.  :

6.24

Brokers and Finders.  Neither Seller, nor any of its officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the transactions contemplated hereby for which Seller has or could have any liability.

6.25

Disclosure.  As of the Closing Date, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of Seller that has not been disclosed in writing to Buyer by Seller and/or Shareholder.  No representation or warranty of Seller or Shareholder in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

6.26

Investment Experience.  Seller hereby acknowledges and represents that (i) Seller has prior investment experience, including investment in non-listed and unregistered securities, and that Seller has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by Buyer to evaluate the merits and risks of such an investment on Seller's behalf; (ii) Seller recognizes the highly speculative nature of an investment in the Shares; and (iii) Seller is able to bear the economic risk and illiquidity which Seller assumes by investing in the Shares.  Seller has had the opportunity to retain, and to the extent necessary Seller has retained, at its own expense, and relied upon the advice of appropriate professionals, including an investment advisor, attorney and/or accountant regarding the investment, tax and legal merits and consequences of this Agreement and its acquisition of the Shares hereunder.

6.27

No SEC Review.  Seller hereby acknowledges that this transaction has not been reviewed by the SEC because of Buyer's representations that this transaction is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated under said act. Seller further acknowledges that no federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of this Agreement or as to the fairness of the terms of this transaction or any recommendation or endorsement of the Shares.  Any representation to the contrary is a criminal offense.  In making an investment decision, Seller must rely on its own examination of Buyer and the terms of this transaction, including the merits and risks involved.

6.28

Purchase For Own Account.  The Shares to be acquired by Seller hereunder will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.  Seller also represents that Seller has not been formed for the specific purpose of acquiring the Shares.

6.29

Rule 144.  Seller acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Actor an exemption from such registration is available.  Seller is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the company that issued such shares, the resale occurring following the period of time prescribed by Rule 144, the sale being effected through a "broker's transaction" and the number of shares being sold during any three-month period not exceeding specified limitations.

6.30

Legend.  Seller consents to the placement of a legend on any certificate or other document evidencing the Shares indicating that such Shares have not been registered under the Securities Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. Seller is aware that Buyer will make a notation in its appropriate records and issue "stop transfer" instructions to its transfer agent with respect to the restrictions on the transferability of such Shares.

6.31

Unregistered Registration Shares.  Seller understands and hereby acknowledges that Buyer is under no obligation to register the Shares under the Securities Act.  Seller consents that Buyer may, if it desires, permit the transfer of the Shares out of Seller's name only when Seller's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to Buyer that neither the sale nor the proposed transfer results in a violation of the Securities Actor any applicable state "blue sky" laws.

6.32

No Public Offering.  Seller hereby acknowledges that the sale and issuance of the Shares hereunder has not been (a) accompanied by the publication of any advertisement nor (b) effected by or through a broker-dealer in a public offering.

7.

Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller as follows:

7.1

Organization and Qualification.  Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.  Buyer is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.  Buyer has no subsidiaries and is not a participant in any joint venture, partnership, or similar arrangement.

7.2

Authorization.  Buyer has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

7.3

Validity and Effect of Agreement.  This Agreement has been duly and validly executed and delivered by Buyer and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Buyer, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

7.4

No Conflict.  Neither the execution and delivery of this Agreement by Buyer nor the performance by Buyer of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with the certificate of incorporation or bylaws of Buyer; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Buyer or any of the properties or assets of Buyer; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Buyer, or result in the creation or imposition of any Lien upon any properties, assets or business of Buyer under, any Contract or any order, judgment or decree to which Buyer is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

7.5

Required Filings and Consents.  The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require any Consent, with respect to Buyer except: (i) compliance with applicable requirements of the Securities Act and state securities laws; and (ii) where the failure to obtain such Consent would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, or would not prevent or materially delay consummation of the transactions contemplated hereby or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

7.6

Capitalization. The authorized capital stock of Buyer consists of • shares of common stock, par value $0.0001 per share, of which • shares are issued and outstanding, and • shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding.  Except for the transactions contemplated by this Agreement, there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from Buyer any shares of capital stock of Buyer and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of Buyer or under which Buyer is, or may become, obligated to issue any of its securities.  All shares of capital stock of Buyer outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.  As of the Closing Date, there will be no more than • shares of common stock of Buyer issued or outstanding prior to the transactions contemplated hereby.

7.7

Status of Shares.  The Shares, when issued and allotted at the Closing, will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive rights, will be issued in compliance with all applicable laws concerning the issuance of securities, and will have the rights, preferences, privileges, and restrictions set forth in Buyer's charter and bylaws, and will be free and clear of any Liens of any kind and duly registered in the name of the Seller, in Buyer's stockholders ledger.

7.8

Financial Statements.  Each of the financial statements of Buyer provided to Seller (the "Buyer Financial Statements"), which include the unaudited financial statements for the years ended December 31, 2007 and 2006 and the unaudited financial statements for the three month period ended March 31, 2008, have been prepared from, and are in accordance with, the books and records of Buyer, comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial positions and the results of operations and cash flows of Buyer as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

7.9

No Undisclosed Assets or Liabilities.  Except as disclosed in the Buyer Financial Statements, Buyer does not have any Liabilities, and, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, including without limitation any liabilities for foreign, federal, state, local or other taxes (including deficiencies, interest and penalties).

7.10

Properties and Assets.  Buyer has good and marketable title to, valid leasehold interests in, or the legal right to use, all of the assets, properties and leasehold interests reflected in the most recent Buyer Financial Statements, except for those sold or otherwise disposed of since the date of such Buyer Financial Statements in the ordinary course of business consistent with past practice.

7.11

Litigation.  There is no Proceeding pending or threatened against Buyer that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Buyer, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

7.12

Taxes.  Buyer has filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and Buyer has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it.  No deficiency for a material Tax has been asserted in writing or otherwise, to Buyer's Knowledge, against Buyer or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith.  There are no material Liens for Taxes upon Buyer's assets.

7.13

Trading.  Buyer's common stock is listed on the Pink Sheets under the symbol "SOVW".  Buyer has not received any notice of de-listing, and Buyer will take no action to suspend or terminate listing of the Common Stock on the Pink Sheets.

7.14

Books and Records.  The books and records, financial and others, of Buyer are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

7.15

Compliance.  Buyer is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  Buyer has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect.  Buyer does not, and is not require to, hold any permits, licenses or franchises from Governmental Authorities.

7.16

Absence of Certain Changes.  Since March 31, 2008, except as described in the Buyer Financial Statements or as expressly permitted or required by this Agreement or with the consent of Seller, Buyer has not:

7.16.1

amended its certificate of incorporation or bylaws;

7.16.2

become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Buyer or become subject to any change or development in, or effect on, Buyer that has or could reasonably be expected to have a Material Adverse Effect; or

7.16.3

entered into any agreement to take any action described in clauses  through .

7.17

Material Transactions or Affiliations.  Except as disclosed in the Buyer Financial Statements, there is no contract, agreement or arrangement between Buyer and any Person who was, at the time of such contract, agreement or arrangement an officer, director or Person owning of record, or known by Buyer to own beneficially, five percent or more of the issued and outstanding common stock of Buyer and which is to be performed in whole or in part after the date hereof.  Buyer has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such Person.

7.18

Previous Sales of Securities.  Since inception, Buyer has sold its common stock to investors only in reliance upon applicable exemptions from the registration requirements under any applicable law including the laws of the United States and any applicable states and all such sales were made in accordance with the laws of said jurisdictions.  Buyer has not granted or agreed to grant any registration rights, including piggyback rights, to any Person.

7.19

Principals of Buyer.  During the past five years, no officer or director of Buyer has been:

7.19.1

the subject of any bankruptcy petition filed by or against any business of which such Person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

7.19.2

the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

7.19.3

the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

7.19.4

found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

7.20

Brokers and Finders.  Neither Buyer, nor any of its officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the transactions contemplated hereby for which Buyer has or could have any liability.

7.21

Disclosure.  As of the Closing Date, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of Buyer that has not been disclosed in writing to Seller and/or Shareholder by Buyer.  No representation or warranty of Buyer in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

8.

Conditions to Obligations of Buyer.  The obligations of Buyer hereunder shall be subject to the following:

8.1

All representations and warranties of Seller or Shareholder contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Seller or such Shareholder and regardless of Knowledge or lack thereof on the part of Seller or Shareholder or changes beyond its or his control; as of the Closing, Seller and Shareholder shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

8.2

There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

8.3

There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other Governmental Authority or any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of Buyer, (i) makes any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of Buyer to consummate any of the transactions contemplated by this Agreement, (iii) requires the divestiture by Buyer of a material portion of the business of either Buyer or Seller, (iv) imposes material limitations on the ability of Buyer to effectively exercise full rights of ownership with respect to the properties and assets purported to be sold pursuant to this Agreement, or (v) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to Buyer of any of the transactions contemplated by this Agreement.

8.4

The consummation of the transactions contemplated by this Agreement shall have been approved at or prior to the Closing by Shareholder.

8.5

The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

8.6

[Intentionally Omitted].

8.7

Seller shall have, from the Effective Date through the Closing Date, conducted the Business only in the ordinary course, shall pay obligations of the Business as they become due, and shall use its reasonable best efforts to preserve the goodwill of the Business.

8.8

There shall have occurred no material loss of, or damage or destruction to, any of the Purchased Assets.

8.9

No event shall have occurred between the Effective Date and Closing Date that has a material adverse effect on the business, assets, results of operations and condition (financial or otherwise) of the Business or the Purchased Assets.

8.10

Seller shall have delivered all items pursuant to Section .

8.11

Seller shall have delivered to Buyer at or prior to the Closing such other documents (including certificates of officers of Seller) as Buyer may reasonably request in order to enable Buyer to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement

9.

Condition to Obligations of Seller. The obligations of Seller hereunder shall be subject to the following:

9.1

All representations and warranties of Buyer contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Buyer and regardless of Knowledge or lack thereof on the part of Buyer or changes beyond its control; as of the Closing, Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

9.2

Buyer shall have delivered all items pursuant to .

10.

Covenants and Agreements of Seller and Shareholders.  Seller and Shareholders covenant and agree as follows:

10.1

Access.  Until the earlier of the Closing and the rightful abandonment or termination of this Agreement pursuant to Section  (the "Release Time"), Seller will afford, and Shareholder will cause Seller to afford, the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of Buyer and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Seller, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Buyer with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Seller as Buyer from time to time may request.

10.2

Conduct of Business.  Until the Release Time, Seller will, and Shareholder will cause Seller to, conduct its affairs so that at the Closing no representation or warranty of Seller or Shareholder will be inaccurate, no covenant or agreement of Seller or Shareholder will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Seller or Shareholder.  Except as otherwise requested by Buyer in writing, until the Release Time, Seller will, and Shareholder will cause Seller to, use their best efforts to preserve the business operations of Seller intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Seller, and to preserve the good will of their suppliers, customers, and others having business relations with any of them.  Until the Release Time, Seller will, and Shareholder will cause Seller to, conduct its business and operations in all respects only in the ordinary course.

10.3

Advice of Changes.  Until the Release Time, Seller and Shareholder will immediately advise Buyer in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which any of them obtains Knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an Exhibit or Schedule hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

10.4

Confidentiality.  Seller and Shareholder shall insure that all confidential information which Shareholder or Seller or any of its employees or agents may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller or Buyer or any Affiliate of any of them, or any customer or supplier of any of them or any such Affiliate shall not be published, disclosed, or made accessible by any of them to any other Person at any time or used by any of them except pending the Closing in the business and for the benefit of Seller, in each case without the prior written consent of Buyer; provided, however, that the restrictions of this sentence shall not apply (i) after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller (insofar as such confidential information was obtained directly by Seller from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent such information shall have otherwise become publicly available.  Seller and Shareholder shall, and shall cause all other such persons and entities to, deliver to Buyer all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

10.5

Use of Customer Records.   Except in connection with the operation of Buyer's business and as may otherwise be consented to by Buyer in writing, from and after the Closing Date, Seller shall not disclose or use any of the Customer Records in any way in connection with any business or solicitation and will not disclose any of such information to any third parties except as required by law.

10.6

Restrictive Covenant.

10.6.1

In consideration of the purchase of the Purchased Assets by Buyer and consummation of the transactions provided for herein, Seller and Shareholder agree that for a period of five years after the date hereof (the "Restricted Period"), neither Seller nor Shareholder will, directly or indirectly, engage in any Competitive Business Activity in any state or country in which Buyer conducts the Business; provided, however, Seller and Shareholder shall be permitted to own less than a five percent interest as a shareholder in any company whose securities have been registered under the Securities Act or Section 12 of the Exchange Act.

For the purposes of this Agreement, "Competitive Business Activity" means, with respect to any Person,  any of the following: (i) actively engaging, either directly by such Person, or through any subsidiary, affiliate, partnership, joint venture, agent, or other Person, in the Business or the provision of services related thereto that competes with the Business; (ii) soliciting of customers, business, patronage or order for, or sell, any products or services in competition with, or for any business that competes with, the Business as of the date hereof; (iii) diverting, enticing, or taking away of any customers, business or patronage from the Business, or any attempt to do so for any business that competes with the Business; or (iv) promoting or assisting, financially or otherwise, or consulting for or otherwise providing services to, any Person engaged in any business that competes with the Business.

10.6.2

Seller and Shareholder also covenant and agree that neither he nor it shall, at any time during the Restricted Period, without the express written consent of Buyer, hire, solicit, take away, or attempt to hire, solicit or take away, any individual who (i) is an employee of the Business; or (ii) was an employee of Seller or any of its subsidiaries during the six-months period prior to the date hereof, either on behalf of the Seller, Shareholder or any other Person.  Seller and Shareholder acknowledge that this covenant is necessary to enable Buyer to maintain a stable workforce and remain in business.  General solicitation of employment through published or broadcast advertisements, such as radio or television commercials, job board postings and newspaper and website advertisements, shall not be deemed solicitation.

10.6.3

Seller and Shareholder acknowledge that (i) the goodwill associated with the Business prior to the transactions contemplated by this Agreement is an integral component of the value of the Business and is reflected in the value of the consideration being paid for the Purchased Assets, and (ii) the agreements of Seller and Shareholder set forth herein are necessary to preserve the value of the Business following the consummation of the transactions contemplated by this Agreement and are conditions precedent to Buyer entering into this Agreement.  Seller and Shareholder also acknowledge that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable and necessary to protect the legitimate business interests of Buyer, which include the protection of (x) valuable confidential information related to the Business, (y) substantial relationships with customers of the Business and (z) customer goodwill associated with the ongoing business, because, among other things: (A) the Business is in a highly competitive industry, (B) Seller has had access to, and may continue to have access to, trade secrets and know-how of the Business, (C) the Competitive Business Activity is substantially the Business, (D) Seller is expected to benefit from the transactions contemplated by this Agreement and (E) in the event that Seller is no longer employed by the Business, Seller will be able to obtain suitable and satisfactory employment without violation of this Agreement.

10.6.4

Seller acknowledges that the restrictions contained in this Section  are reasonable and necessary to protect the legitimate interests of Buyer, and that any violation of this Section  will result in irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer, and, therefore, Buyer shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction without any obligation to post a bond or other security thereof and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Buyer may be entitled. If any portion of the covenants or agreements contained in this Section  or the application thereof is held to be invalid or unenforceable, then the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

10.7

Required Consents.

10.7.1

With respect to any consents required for the assignment of any of the Purchased Assets to Buyer (the "Required Consents") that are not obtained as of the Closing Date, Seller shall remain obligated to take all commercially reasonable steps following the Closing as necessary to obtain the Required Consents. As each Required Consent is obtained and each required notice is given, Seller shall promptly deliver a copy of such instrument to Buyer. Seller further agrees to respond promptly to all requests for information and documentation made by any party that must consent to the transactions contemplated by this Agreement. If any such consent is not obtained, Seller shall cooperate with Buyer in any reasonable arrangement designed to keep such Acquired Contracts in effect and shall give Buyer the benefit of such Acquired contract including enforcement at the cost and for the account of Buyer of any rights of Seller against the other party thereto.

10.7.2

Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an assignment or an attempted assignment of any contract, lease, license, commitment, agreement or purchase or sale order or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment or attempted assignment thereof, without the consent from a third party thereto, would constitute a material breach thereof or in any way materially adversely affect the rights of Buyer thereunder.

10.8

Bulk Sales.  Buyer hereby waives compliance by Seller with the provisions of any applicable bulk sales laws.

10.9

Future Name.  Seller and Shareholder will not, and Shareholders will cause Seller not to, use or adopt, or cause or give permission to any Person to use or adopt, a name containing the words "Cell Card" or words similar to or susceptible of confusion therewith or any combination or abbreviation thereof.

11.

Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

11.1

At any time, by the mutual written agreement of Buyer and Seller;

11.2

By either Buyer or Seller, upon written notice to the other, if the other is in material breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, and such breach, default or failure, if curable, is not cured within thirty (30) days of receipt of notice that such breach, default or failure exists or has occurred;

11.3

By either Buyer or Seller upon written notice to the other on or after June 30, 2008, if any conditions to its obligations set forth in Sections  or , respectively, shall not have been satisfied on or before such date, provided that the failure of such conditions shall not be the fault of the party seeking termination.

If this Agreement is terminated pursuant to this Section , all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections  and  .  Termination of this Agreement shall not limit or impair any remedies that Buyer or Seller may have with respect to a breach or default by the other of its covenants, agreements or obligations hereunder.

12.

Survival; Indemnification; Certain Remedies

12.1

The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing for the period of three years after the Closing Date (the "Indemnification Deadline"); provided, however, that the representations and warranties of Seller and Shareholder shall survive the Closing and continue in full force and effect forever thereafter in the event of (i) any intentional or willful breaches of the representations or warranties set forth in Section , (ii) any intentional or willful failure to perform any covenant hereunder, (iii) any Excluded Liabilities or (iv) any other intentional fraud committed by Seller under this Agreement or otherwise. It being understood that in the event notice of any claim for indemnification under Section  or  has been given prior to the Indemnification Deadline, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.

12.2

Seller and Shareholder jointly and severally hereby agree that from and after the Closing they shall indemnify, defend and hold harmless Buyer and its directors, officers, shareholders, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "Buyer Indemnified Parties") from, against and in respect of any damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, and costs and expenses (including removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring, reasonable attorneys' fees, and reasonable out of pocket disbursements) (collectively, "Losses") imposed on, sustained, incurred or suffered by, or asserted against, any of the Buyer Indemnified Parties, whether in respect of third party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to, arising out of or resulting from (i) any breach of any representation or warranty made by Seller or Shareholder contained in this Agreement, (ii) any breach of any covenant or agreement of Seller or Shareholder contained in this Agreement, (iii) any Excluded Liability and (iv) failure to comply with any applicable bulk sale laws.

12.3

Buyer hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Seller and its directors, officers, shareholders, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "Seller Indemnified Parties" and together with the Buyer Indemnified Parties, the "Indemnified Parties") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Seller Indemnified Parties, whether in respect of third party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to, arising out of or resulting from (i) any breach of any representation or warranty made by Buyer contained in this Agreement, (ii) any of the Assumed Liabilities, (iii) any breach of a covenant or agreement of Buyer contained in this Agreement, and (iv) Buyer's operation or ownership of the Purchased Assets or the Business following the Closing.

12.4

In the event that any written claim or demand for which an indemnifying party (an "Indemnifying Party") may have liability to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party (a "Third Party Claim"), such Indemnified Party shall promptly, but in no event more than 10 days following such Indemnified Party's receipt of a Third Party Claim, notify the Indemnifying Party in writing of such Third Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third Party Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a "Claim Notice"); provided, however, that the failure timely to give a Claim Notice shall affect the rights of an Indemnified Party hereunder only to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Third Party Claim. The Indemnifying Party shall have 30 days (or such lesser number of days set forth in the Claim Notice as may be required by court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third Party Claim.

12.5

In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense at its expense. Once the Indemnifying Party has duly assumed the defense of a Third Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing. The Indemnified Party shall participate in any such defense at its expense unless (i) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) the Indemnified Party assumes the defense of a Third Party Claim after the Indemnifying Party has failed to diligently pursue a Third Party Claim it has assumed, as provided in the first sentence of Section . The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any Third Party Claim on a basis that would result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any of its affiliates, (ii) a finding or admission of a violation of law or violation of the rights of any Person by the Indemnified Party or any of its affiliates, (iii) a finding or admission that would have an adverse effect on other claims made or threatened against the Indemnified Party or any of its affiliates, or (iv) any monetary liability of the Indemnified Party that will not be promptly paid or reimbursed by the Indemnifying Party.

12.6

If the Indemnifying Party (i) elects not to defend the Indemnified Party against a Third Party Claim, whether by not giving the Indemnified Party timely notice of its desire to so defend or otherwise or (ii) after assuming the defense of a Third Party Claim, fails to take reasonable steps necessary to defend diligently such Third Party Claim within 10 days after receiving written notice from the Indemnified Party to the effect that the Indemnifying Party has so failed, the Indemnified Party shall have the right but not the obligation to assume its own defense; it being understood that the Indemnified Party's right to indemnification for a Third Party Claim shall not be adversely affected by assuming the defense of such Third Party Claim. The Indemnified Party shall not settle a Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

12.7

Notwithstanding anything to the contrary contained in this Agreement, no party shall be liable under this Section  for any consequential, punitive, special, incidental or indirect damages, including lost profits, except to the extent awarded by a court of competent jurisdiction in connection with a Third Party Claim.

12.8

The rights and remedies of Seller and Buyer under this Section  are in addition to any and all other rights and remedies that Seller and Buyer may have under this Agreement or otherwise.

13.

Miscellaneous.

13.1

Listing of Buyer's Common Stock.  Buyer covenants and agrees that it shall apply to have its shares of common stock listed on one or more of the following markets on or before the 60th  day anniversary of the Effective Date:  the American Stock Exchange; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; or the New York Stock Exchange.

13.2

Taxes.  Seller shall be responsible for payment of all state and local sales, use or other taxes which are imposed as a result of the transactions provided for herein.

13.3

Intentionally Ommited.

13.4

Further Assurances.  Each party shall, at the request and expense of the requesting party but without further consideration, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested to consummate the transactions and otherwise fulfill Seller's obligations as contemplated by this Agreement.

13.5

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by personal delivery, Federal Express or comparable overnight service, or certified mail (if such service is not available, then by first class mail), postage prepaid, or by facsimile or similar telecommunications equipment against receipt to the party to whom it is to be given to such address as may be designated from time to time by the relevant party.  Any notice sent by certified mail shall be deemed to have been received three Business Days after the date on which it is mailed.  All other notices shall be deemed given when received.  The address of each party is set forth below such party's signature on the signature page hereto.  Any party may give written notice, in accordance with this Section , to the other parties designating another address or Person for receipt of notices hereunder.

13.6

Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contains the entire agreement between the parties to this Agreement with respect to the transactions described in this Agreement, and this Agreement supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

13.7

Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within such state.

13.8

Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other party hereto; provided, however, that Buyer may assign the right this Agreement to an Affiliate thereof.  Any non-permitted assignment or attempted assignment shall be void.

13.9

No Third Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any Person not a party hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.10

Interpretation. The parties to this Agreement acknowledge that they have been advised of their right to seek the advice of independent legal counsel regarding their legal rights and obligations under the terms of this Agreement, including the tax consequences of this Agreement, and the parties have had the opportunity to seek the advice of independent legal counsel and/or independent tax counsel. As a consequence, the laws or rules relating to the interpretation of contracts against the drafter of any particular clause shall not be applied in this case and therefore each party waives their effects.

13.11

Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

13.12

Severability.  If any provision of this Agreement shall be held invalid or unenforceable under applicable law in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of any other provision of this Agreement that can be given effect without such invalid or unenforceable provision.

13.13

Legal Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled. Each party shall pay all of the costs and expenses incurred by such party in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of its agents, representatives, legal counsel and accountants.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:	BUYER:
eAccounts, Inc., a California corporation By: Matthew Pirvul, President and CEO Address: 2213 Via Blanca Oceanside, CA 92054	Sovereign Wealth Corporation, a Delaware corporation By: Michael Levinsohn, President and CEO Address:
SHAREHOLDER: Matthew Pirvul

[Signature page to Asset Purchase Agreement]

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